                                                                    EXHIBIT 99.1

CONTACTS:   INVESTORS                      MEDIA

            Linda Fellows, VP, Treasurer   Heather McLellan
            Intuit Inc.                    Intuit Inc.
            (650) 944-5436                 (650) 944-3501
                                           or
                                           Holly Anderson
                                           Sandhill Communications
                                           (615) 377-6902

FOR IMMEDIATE RELEASE

                      INTUIT UPDATES FISCAL 2003 GUIDANCE

        Company Lowers Growth Projections in Second Half of Fiscal 2003 Annual Revenue Now Expected to Grow 25-29 Percent over Fiscal 2002

        MOUNTAIN VIEW, CALIF. -- MARCH 20, 2003 -- Intuit Inc. (NASDAQ: INTU) today announced that it has revised its fiscal 2003 guidance to reflect the impact of the nation's economic slowdown on its business. Intuit now expects revenue of $1.65 billion to $1.69 billion for the fiscal year ending in July 2003, which represents growth of approximately 25-29 percent over fiscal 2002. The company has taken appropriate action to realign costs with revenue and expects pro forma earnings per share of $1.30 to $1.35, or growth of 41-47 percent over the prior year.

        "Intuit continues to grow revenue and earnings at a faster pace than last year and each of our growth engines is still growing within its expected range," said Steve Bennett, Intuit's president and chief executive officer. "Our share of retail sales for QuickBooks and TurboTax has remained steady and strong, but the categories are simply growing more slowly.

        "We're disappointed to see a sluggish economy worsening in the past few weeks with a further decrease in customer spending in all our categories. This is not an issue with just one of our businesses -- all our businesses have been affected. Consequently, we won't grow as fast as we'd originally projected."

        Intuit had expected that additional strength in its businesses would have offset the more than $20 million in second-half revenue that the company will not receive due to the recent sale of its Japanese subsidiary. This additional strength has not materialized.

        Consumer tax is Intuit's largest revenue driver in its third quarter, which ends April 30. Intuit, along with others in the industry, has experienced a slower start to its consumer tax season this year. The company believes this has caused slower growth in the consumer tax category while TurboTax's share of retail season-to-date sales has remained steady at approximately 68 percent of units and nearly 77 percent of dollars(1).

        However, with three of the busiest weeks of the tax season still to come and with products and promotions that make it easy for consumers to do their taxes at the last minute, the company could benefit from stronger-than-expected season-end sales. Given the slower start and the impact of the economy on its other businesses, however, the company believes it's prudent to re-set expectations.

COMPANY MAINTAINS GROWTH RANGES IN ALL FIVE GROWTH ENGINES

        Intuit has not changed the fiscal 2003 growth rate ranges for any of its five growth engines, but now expects to come in at the lower ends of the ranges. Those growth rate ranges are:

        -      QuickBooks 20-30 percent revenue growth

        -      Small Business Services 30+ percent revenue growth

        -      TurboTax 20-30 percent revenue growth

        -      Professional Accounting Solutions 10-15 percent revenue growth

        -      Business Verticals 10-30 percent revenue growth

UPDATED GUIDANCE

Dollars in millions except per share data                 Q3 03                     Q4 03                    FY 03
-----------------------------------------                 -----                     -----                    -----
REVENUE                                               $630 to $660              $245 to $255         $1,646 to $1,686
   YOY Growth                                           28% to 34%                31% to 36%               25% to 29%
PRO FORMA OPERATING INCOME                            $320 to $330            ($35) to ($30)             $394 to $409
   YOY Growth                                           47% to 52%                        NA               44% to 50%
PRO FORMA EARNINGS PER SHARE                        $1.00 to $1.03          ($.10) to ($.08)           $1.30 to $1.35
    YOY Growth                                          44% to 49%                        NA               41% to 47%

        "Despite the economy and overall business conditions, we still expect another strong year at Intuit, with revenue growth of at least 25 percent and pro forma operating income growth of at least 44 percent," said Bennett.

ADDITIONAL INFORMATION

Intuit's prior guidance for fiscal 2003 revenue was $1.71 billion to $1.77 billion, or growth of 30 percent to 35 percent. Because of the seasonal nature of its business, most of the slower revenue growth should occur in the third quarter. Prior guidance for fiscal 2003 pro forma operating income was $419 million to $434 million, or growth of 53-59 percent. Prior guidance for fiscal 2003 pro forma EPS was $1.38 to $1.42, or growth of 50-54 percent.

The company's policy is to not confirm, update or otherwise comment on its financial projections except in compliance with Regulation FD. See Cautions about Forward-Looking Statements below.

Intuit always reports pro forma performance to provide investors with an alternative method for assessing ongoing core operating results. Intuit's pro forma results are presented for information purposes only and use the same consistent methods from quarter to quarter and year to year. Pro forma operating income always excludes acquisition-related charges, such as amortization of goodwill and intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. Pro forma results are not computed according to GAAP. Because there are no generally accepted industry standards for presenting pro forma results, the method Intuit uses may differ from the methods used by other companies.

CAUTIONS ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about future financial results and other events that have not yet occurred, including guidance about Intuit's expected results for the remainder of fiscal 2003. Statements with words like "expects," "anticipates" or "believes," and statements in the future tense, are forward-looking statements. Actual results may differ materially from Intuit's expressed expectations because of risks and uncertainties about the future. Some of the important factors that could cause Intuit's results to differ are listed below. More details about these and other risks are included in Intuit's fiscal 2002 Form 10-K and other SEC filings and at www.intuit.com/company/investors/considerations.html. The company does not intend to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

        - Seasonality causes significant quarterly fluctuations in Intuit's revenue and net income.

        - The increased use of Intuit's web-based consumer tax products and the shift in customer purchases through Intuit's direct marketing channel affect the timing of its consumer tax revenue during the tax season. These factors, among others, have increased the uncertainty for the full tax season.

        - Actual product returns may exceed product return reserves, particularly for Intuit's tax preparation software.

        - If Intuit fails to maintain reliable and responsive service levels for its electronic tax offerings or customer support function, it could lose revenue and customers.

        - Integrating acquired businesses creates challenges for Intuit's operational, financial and management information systems. If Intuit is unable to adequately address these and other issues presented by acquisitions, Intuit may not fully realize the intended benefits of its acquisitions.

        - Expansion of Intuit's product and service offerings requires Intuit to develop and enhance more and increasingly complex products, market and sell higher priced products and services and distribute and support an expanding portfolio of products and services. It also increases the number and complexity of Intuit's revenue models. If Intuit is unable to support its expanded businesses, they may not achieve sustainable financial viability or broad customer acceptance.

        - Intuit faces competitive pressures in all of its businesses, which can have a negative impact on its revenue, profitability and market position.

        - Risks related to Intuit's distribution channels include challenges in negotiating favorable terms with retailers and the negative affect of the current economic environment on retail sales. In addition, expansion of Intuit's product and service offerings requires Intuit to develop and manage a direct sales organization, which is a new distribution method for Intuit.

        - A continuation of the recent general decline in economic conditions and the softness in retail sales could lead to significantly reduce demand for Intuit's products and services.

        - Revenue growth for Intuit's vertical business management solutions is subject to risks such as the negative impact of the current economic environment and the potential disruption to the businesses during the acquisition integration process.

        - Risks relating to customer privacy and security and increasing governmental regulation could hinder the growth of Intuit's businesses.

ABOUT INTUIT INC.

Intuit Inc. (NASDAQ: INTU) is a leading provider of business and financial management solutions for small businesses, consumers and accounting professionals. Its flagship products and services, including QuickBooks(R), Quicken(R) and TurboTax(R) software, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries(R) and Lacerte(R) are Intuit's leading tax preparation software suites for professional accountants.

Founded in 1983, Intuit has annual revenue of more than $1 billion. The company has nearly 7,000 employees with major offices in 13 states across the U.S. and offices in Canada and the United Kingdom. More information can be found at www.intuit.com.

                                       ###

Intuit, the Intuit logo, Quicken, QuickBooks, Quicken Loans and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries. Quicken.com, among others, is a trademark and/or service mark of Intuit Inc. or one of its subsidiaries, in the United States and other countries. Other parties' trademarks or service marks are the property of their respective owners and should be treated as such.

(1) NPD Techworld March 8, 2003.